Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 of our report dated October 15, 2014 relating to the combined and consolidated financial statements and financial statement schedules of Caesars Entertainment Resort Properties, LLC appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading, “Experts,” in such Prospectus.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

December 23, 2014